Exhibit 99.1

NEWS RELEASE

Warner Chilcott Announces Special Cash Dividend, New Annual Cash Dividend Policy and Renewal of Share Redemption Program

DUBLIN, Ireland, August 7, 2012 – Warner Chilcott plc (NASDAQ: WCRX) today reported that as a result of its previously announced process to explore strategic alternatives, its board of directors has approved a series of transactions intended to enhance shareholder value.  More specifically, the Company’s board of directors has approved a recapitalization transaction, a new dividend policy for regular cash dividends and the renewal of the Company’s existing share redemption program.  The Company has ceased discussions regarding potential offers for the Company.

Pursuant to the recapitalization, the Company intends to incur, subject to market and other conditions, $600 million of new debt that will be used, together with available cash, to fund a special dividend to Warner Chilcott’s ordinary shareholders of $4.00 per share, or approximately $1.0 billion in the aggregate.  The new debt is expected to be comprised of new senior secured term loans under the Company’s existing senior secured credit facilities.  The declaration of the special cash dividend is conditioned on the amendment of the Company’s existing senior secured credit facilities to permit, among other things, the incurrence of the additional indebtedness needed to fund the special cash dividend.  Warner Chilcott intends to declare the special cash dividend upon the successful amendment of the existing credit facilities.  The Company currently expects to declare and pay the special cash dividend before the end of the third quarter of 2012.

Warner Chilcott also announced today a new dividend policy under which it expects to pay a total annual cash dividend to its ordinary shareholders of $0.50 per share in equal semi-annual installments of $0.25 per share.  Any declaration by the board of directors to pay such future cash dividends, however, will depend on Warner Chilcott’s earnings and financial condition and other relevant factors at such time.  The first semi-annual dividend is expected to be paid, subject to declaration by the board of directors, in the fourth quarter of 2012.

Warner Chilcott also announced that its board of directors has authorized the renewal of its share redemption program.  Prior to the board’s approval, the Company’s existing redemption program allowed the Company to redeem up to an aggregate of $250 million of its ordinary shares and terminated on the earlier to occur of December 31, 2012 or the redemption by the Company of an aggregate of $250 million of its ordinary shares.  Approximately $88 million of the Company’s ordinary shares had been redeemed under the program.  The renewal allows the Company to redeem up to an aggregate of $250 million of its ordinary shares in addition to those already redeemed, and will terminate on the earlier to occur of December 31, 2013 or the redemption by the Company of an aggregate of $250 million of its ordinary shares.  The Company expects to fund the redemption program with cash generated from operations.  The Company may redeem its ordinary shares through open market or privately negotiated purchases, at management’s discretion.  The timing of any redemption and the number of ordinary shares redeemed will depend on a variety of factors, including the price of the Company’s ordinary shares, alternative investment opportunities, restrictions under the Company’s financing agreements, corporate and regulatory requirements and general market conditions. The redemption program does not obligate the

Company to redeem any number of ordinary shares or an aggregate of ordinary shares equal to the full $250 million authorization and may be suspended at any time or from time to time.

2012 OUTLOOK

Assuming the successful completion of the proposed recapitalization plan, the Company estimates that the impact on its 2012 adjusted CNI will be minimal and does not expect to update its previously disclosed full-year guidance range of $3.55 to $3.65 per share, based on 251 million fully-diluted ordinary shares outstanding.

Conference Call

Warner Chilcott will host a conference call open to all interested parties, on Wednesday, August 8, 2012 beginning at 8:30 a.m. ET. The number to call within the United States and Canada is (877) 354-4056.  Participants outside the United States and Canada should call (678) 809-1043.  Investors and other interested parties may also access the conference call via a simultaneous audio webcast by visiting http://ir.wcrx.com and clicking on Events & Presentations.  A replay of the conference call will be available for two weeks following the call and can be accessed by dialing (855) 859-2056 from within the United States and Canada or (404) 537-3406 from outside the United States and Canada.  The replay ID number is 18592663.

About Warner Chilcott

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America.  We are a fully integrated Company with internal resources dedicated to the development, manufacturing and promotion of our products. WCRX-F

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our proposed recapitalization plan, incurrence of new debt, payment of dividends and redemption of shares, as well as concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Our expectation to pay the dividends described above is based on our assumption that we will successfully amend our existing senior secured credit facilities and that we will generate sufficient earnings to permit the payment of such dividends and that the declaration and payment of cash dividends can be made in accordance with applicable law and our agreements.  The following represent some, but not necessarily all, of the factors that could also cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or third party manufacturers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation or arbitration matters or an increase in the number of litigation matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2011, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive.  In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Emily Hill
Investor Relations
973-907-7084
Emily.Hill@wcrx.com

The directors of the Company accept responsibility for the information contained in this announcement relating to a potential offer for the Company. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case) such information is in accordance with the facts and does not omit anything likely to affect the import of such information.